SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 10, 2010

ATLANTIC BANCGROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	001-15061	59-3543956
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
Of incorporation)		Identification No.)

1315 South Third Street
Jacksonville Beach, Florida 32250
(address of principal executive offices)
Registrant’s telephone number: (904) 247-9494

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

AGREEMENT AND PLAN OF MERGER

On May 10, 2010, Atlantic BancGroup, Inc. (“Atlantic”) and Jacksonville Bancorp, Inc. (“JBI”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Atlantic will, subject to the terms and conditions of the Merger Agreement, merge with and into JBI (the “Merger”). Immediately subsequent to the Merger, Atlantic’s subsidiary Oceanside Bank will merge with and into JBI’s subsidiary, The Jacksonville Bank.

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both Atlantic and JBI, upon the completion of the Merger, each share of ABI common stock shall be converted into one-fifth (0.2) share of JBI common stock (the “Exchange Ratio”), with cash to be paid in lieu of fractional shares. In addition, if Oceanside Bank sells certain assets prior to the effective date of the Merger, the cash proceeds of such sale shall be distributed on a pro rata basis to Atlantic’s shareholders. Atlantic estimates that the maximum per share distribution from such a sale would be $0.65.

The Merger Agreement contains representations, warranties and covenants of Atlantic and JBI, including, among others, Atlantic’s covenants to conduct its businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and to not solicit or accept another business combination proposal, unless accepting such proposal is required in the Board’s performance of its fiduciary duties (in which case Atlantic would be obligated to pay to JBI a termination payment of $300,000).

Consummation of the Merger is subject to various conditions, including: ; (i) requisite approvals of the holders of Atlantic and JBI common stock; (ii) receipt of regulatory approvals; (iv) maintenance of certain net worth and other financial measures by Atlantic; (iv) maintenance of a minimum net worth by JBI; and (v) effectiveness of the Form S-4 registration statement relating to the JBI common stock to be issued in the Merger and listing of the JBI common stock to be issued in the Merger on the Nasdaq Stock Market Global Market System. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including: (i) the accuracy of the representations and warranties of the other party in all material respects; (ii) the compliance of the other party with its covenants in all material respects; and (iii) the delivery of opinions from counsel to Atlantic and counsel to JBI relating to certain legal matters, including the U.S. federal income tax code treatment of the Merger. In addition, consummation of the Merger is also subject to certain conditions related to the Stock Purchase (defined below), including (i) approval of the Stock Purchase by JBI’s shareholders, (ii) the satisfaction of the conditions to closing in the Stock Purchase Agreement (defined below), and (iii) receipt of notification from the Investors (defined below) that they have received all funds necessary to complete the Stock Purchase.

Under the Merger Agreement, upon completion of the Merger, JBI shall appoint to its Board of Directors one current Atlantic director, anticipated to be Don Glisson, Jr. In addition, JBI has entered into employment agreements with Atlantic Chief Executive Officer and President Barry W. Chandler, Atlantic Chief Financial Officer David L. Young and Atlantic Senior Loan Officer Grady R. Kearsey, effective upon the Merger, which, among other things, provide at least one year’s compensation and impose non-competition and non-solicitation restrictions on such officers.

In connection with the proposed Merger and also on May 10, 2010, JBI entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with four accredited investors (the “Investors”) for the purchase by the Investors of an aggregate of 3,000,000 shares of JBI common stock to be issued by JBI in exchange for a cash purchase price of $10.00 per share (the “JBI Stock Purchase”), subject to the terms and conditions contained therein.  Under the Stock Purchase Agreement, CapGen Capital Group IV LP (“CapGen”) has committed to purchase approximately $19.6 million in shares of JBI common stock and JBI has agreed to nominate and appoint a designee of CapGen to JBI’s Board of Directors.  The Stock Purchase is conditioned upon, among other things, JBI’s shareholders’ approval of the Stock Purchase, JBI’s amendment and restatement of its Articles of incorporation and Bylaws, the closing of the Merger and the Bank Merger, and the Investors receiving all required regulatory consents.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is hereby incorporated into this report by reference.

STOCKHOLDERS AGREEMENT

On May 10, 2010, Atlantic BancGroup, Inc. (“Atlantic”), each member of the Board of Directors of Atlantic (each a “Stockholder”) and Jacksonville Bancorp, Inc. (“JBI”) entered into a Stockholders Agreement, incident to the Merger Agreement. Pursuant to the Stockholders Agreement, each Stockholder agrees to: (i) vote his shares of Atlantic common stock in favor of the Merger; (ii) not exercise appraisal rights with respect to the Merger; (iii) not transfer ownership of, or voting rights with respect to, his shares of Atlantic common stock (except as contemplated by the Merger Agreement); and (iv) not solicit or facilitate any merger or similar transactions with respect to Atlantic, other than the Merger or as required by that Stockholder’s fiduciary duties in his capacity as a director of Atlantic. In addition, pursuant to the Stockholders Agreement, Atlantic will not register the transfer of any shares of Atlantic common stock owned by any Stockholder which is inconsistent with the Stockholders Agreement. Furthermore, upon JBI’s request, Atlantic and each Stockholder agree to take steps to inscribe a restrictive legend on each Stockholder’s Atlantic common stock certificates.

The foregoing description of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the Stockholders Agreement, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated into this report by reference.

Item 9.01                      Exhibits.

(2)	Exhibits

Exhibit No.	Exhibit
10.1	Stockholders Agreement by and among Atlantic BancGroup, Inc., Jacksonville Bancorp, Inc. and certain Atlantic BancGroup, Inc. stockholders.
2.1	Agreement and Plan of Merger by and between Atlantic BancGroup, Inc. and Jacksonville Bancorp, Inc.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

JBI will file a Registration Statement on Form S-4, containing a Proxy Statement of Atlantic’s, and both companies will file other relevant documents concerning the merger with the SEC. Atlantic will mail the Proxy Statement/Prospectus to its shareholders.

STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, you may also obtain these documents, free of charge, from Atlantic by contacting David L. Young, Chief Financial Officer, Atlantic BancGroup, Inc. 1315 South Third Street, Jacksonville Beach, Florida 32250, (904) 247-9494 or from Valerie A. Kendall, Chief Financial Officer, Jacksonville Bancorp, Inc., 100 North Laura Street, Jacksonville, Florida 32202, (904) 421-3040.

This current report does not constitute an offer to buy, or a solicitation to sell, shares of any security or the solicitation of any proxies from shareholders of Atlantic.

PARTICIPANTS IN THIS TRANSACTION

Atlantic and JBI and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Atlantic’s shareholders in connection with this transaction. Information about the directors and executive officers of Atlantic and JBI and information about the other persons who may be deemed participants in this transaction will be included in the Proxy Statement/Prospectus. You can find information about Atlantic’s directors and executive officers in Atlantic’s Form 10-K filed with the SEC on April 15, 2010. You can find information about JBI’s directors and executive officers in JBI’s definitive proxy statement filed with the SEC on March 29, 2010. You can obtain free copies of these documents from Atlantic or from JBI using the contact information above.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

The information presented above may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the expected benefits of the merger between Atlantic and JBI, including future financial and operating results, cost savings, enhanced revenues, the expected market position of the combined company, and the accretion or dilution to reported earnings and to cash earnings that may be realized from the transaction; (ii) statements about Atlantic’s and JBI’s plans, objectives, expectations and intentions and other statements that are not historical facts, including the expected closing date of the transactions; and (iii) other statements identified by words such as “will,” “expect,” “may,” “believe,” “propose,” “anticipated,” and similar words.

Forward-looking statements, which are statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Atlantic or JBI to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Neither Atlantic nor JBI undertake to update any forward-looking statements.  In addition, Atlantic and JBI, through their senior management, may from time to time make forward-looking public statements concerning the matters described herein.  Such forward-looking statements are necessarily estimates reflecting the best judgment of such senior management based upon current information and involve a number of risks and uncertainties.

All written or oral forward-looking statements attributable to Atlantic and JBI, respectively, are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in Atlantic’s and JBI’s respective annual reports on Form 10-K for the year ended December 31, 2009, and otherwise in their respective subsequent SEC reports and filings.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, without limitation, the following: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; changes in the interest rate environment reducing interest margins; legislation or regulatory changes that adversely affect the business in which the combined company would be engaged; as well as the difficulties and risks inherent with entering new markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010
Atlantic BancGroup, Inc.
(Registrant)

By:	/s/ Barry W. Chandler
Barry W. Chandler
Principal Executive Officer